Exhibit 10.2

Execution Version

NEITHER THIS NOTE NOR ANY OF THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. BY ACQUIRING THIS NOTE, THE HOLDER AGREES TO NOT SELL OR OTHERWISE DISPOSE OF THIS NOTE OR ANY SECURITIES INTO WHICH IT MAY BE CONVERTED WITHOUT REGISTRATION OR THE APPLICABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE AFORESAID ACTS AND THE RULES AND REGULATIONS THEREUNDER.

SECURED CONVERTIBLE PROMISSORY NOTE

$1,000,000.00	February 18, 2015

For Value Received, Creative Realities, Inc., a Minnesota corporation (the “Company”), Creative Realities, Inc., a Utah corporation, Creative Realities, LLC, a Delaware limited liability company, and Wireless Ronin Technologies Canada, Inc., a Canada corporation (collectively, “Makers”), hereby jointly and severally promise to pay to the order of Mill City Ventures III, Ltd., or its successors, heirs or assigns (“Holder”), in lawful money of the United States of America, the principal sum of $1,000,000, together with interest on the outstanding principal amount under this Secured Convertible Promissory Note (this “Note”) outstanding from time to time. This Note is being issued by Maker in connection with the execution and delivery of that certain Securities Purchase Agreement (the “Purchase Agreement”) dated the date hereof by and between Maker and Holder. Capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

1. Interest. Unless adjusted under Section 6.3, the interest on the outstanding principal amount of this Note shall accrue from the date hereof until payment in full at an annual rate equal to twelve percent (12%) (the “Interest Rate”), be payable monthly in arrears within five Business Days of the end of each calendar month after the date hereof (and commencing on March 6, 2015), and upon the Maturity Date, as defined below, or conversion or repayment pursuant to Section 3 or 4. Interest shall be calculated on the basis of a 365-day year, based on the actual number of days elapsed, and shall be payable in cash.

2. Maturity Date. Unless converted by Holder pursuant to the terms of Section 4, the principal amount of this Note, together with any remaining accrued but unpaid interest thereon, shall be due and payable in full on August 18, 2016 (“Maturity Date”).

3. Prepayment.

 3.1 Optional Prepayment. At any time Maker may prepay all or any portion of the outstanding principal balance or accrued but unpaid interest hereunder upon at least ten days prior written notice to Holder, for a price equal to the sum (the “Prepayment Amount”) of (i) the then-outstanding principal to be prepaid, plus (ii) all accrued but unpaid interest thereon; provided, however, that any principal amount prepaid under this Section must be accompanied by the payment of a minimum amount of interest that, when aggregated with earlier payments of interest hereunder, equals at least 365 days of interest thereon calculated at the Interest Rate.

 3.2 Qualified Financings. The Company shall provide Holder with at least ten days prior written notice before consummating an offering of equity securities, equity-linked securities, or debt securities of the Company in which the gross proceeds to be received by the Company equal, as of the date of such notice, and when aggregated with all prior financings involving the sale of equity securities, equity-linked securities, or debt securities of the Company from and after the date hereof (but exclusive of the amounts borrowed under this Note), at least $3.5 million (a “Qualified Financing”). Within the ten-day period after the giving of such notice by the Company, Holder shall determine at its option whether to convert this Note pursuant to Section 4 or to elect repayment under this provision. If Holder fails to give written notice of any such election prior to the expiration of the ten-day period, then Holder shall be deemed to have elected repayment. If repayment is elected (or deemed elected) by Holder, the Company shall pay to Holder, at the time of consummation of the Qualified Financing, all then-outstanding principal of this Note plus all accrued and unpaid interest thereon.

3.3 Change in Control Transaction. The Company shall provide Holder with at least ten days prior written notice before consummating a Change in Control Transaction (as defined below). Within the ten-day period after the giving of such notice by the Company, Holder shall determine at its option whether to convert this Note pursuant to Section 4 or to elect repayment under this provision. If Holder fails to give written notice of any such election prior to the expiration of the ten-day period, then Holder shall be deemed to have elected repayment. For purposes of this Note, a “Change in Control Transaction” will mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) the sale of a majority of the assets of the Company; (ii) any Exchange Act Person, as defined below, becomes the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then-outstanding securities by virtue of a merger, consolidation or similar transaction; or (iii) there is consummated a merger, consolidation or similar transaction involving the Company (specifically including any triangular merger or consolidation) and, immediately after the consummation of such transaction, the shareholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control Transaction will not be deemed to occur (1) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person acquiring the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing through the issuance of equity securities, or (2) solely because or to the extent that the level of ownership held by any Exchange Act Person exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company, thereby reducing the number of shares outstanding. For purposes of this Note, “Exchange Act Person” shall mean any corporation, partnership, incorporated entity, unincorporated entity or association, or trust (each a “Person”), plus any individual natural person or “group” within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, together with any affiliates of the foregoing; provided, however, that “Exchange Act Person” will not include: (i) the Company or any subsidiary of the Company; (ii) any employee benefit plan of the Company or any subsidiary of the Company or any trustee or other fiduciary holding securities under an employee-benefit plan of the Company or any subsidiary of the Company; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; (iv) any Person owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of capital stock of the Company; or (v) any Person, individual natural person or “group” that, as of the original issue date of this Note and together with any affiliates of such Person, individual natural person or group, is the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then-outstanding securities.

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4. Conversion; Repayment.

  4.1 Optional Conversion. The unpaid principal amount of this Note or any accrued but unpaid interest thereon may at any time be converted, in whole or in part from time to time, at the option of the Holder, into shares of Common Stock at a conversion price equal to $0.33 per share (the “Conversion Price”), subject, however, to adjustment pursuant to Section 4.3.

  4.2 Conversion Procedure. In order for Holder to convert this Note into shares of Common Stock pursuant to Section 4.1, Holder shall surrender this Note to the Company accompanied by an executed conversion notice, the form of which is attached hereto as Exhibit A (the “Conversion Notice”). The Conversion Notice shall state the name or names (with address(es)) in which the certificate(s) for shares of Common Stock issuable upon such conversion (the “Conversion Shares”) shall be issued, and the amount of principal and accrued interest to be converted. On or before the third Trading Day (the “Conversion Share Delivery Date”) following the date on which the Company shall have received the Conversion Notice, Make shall (or direct its transfer agent to) either (1) deliver the Conversion Shares to Holder by crediting the account of Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system if the Company is then a participant in such system and either (x) there is an effective registration statement permitting the resale of the Conversion Shares by the Holder or (y) the Conversion Shares are eligible for resale without volume or manner-of-sale limitations pursuant to Rule 144 (delivery pursuant to this clause (1) being referred to as “DWAC Delivery”), or otherwise (2) issue and dispatch by overnight courier to the address as specified in the Conversion Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such conversion. If the Company is able to deliver Conversion Shares through DWAC Delivery but fails to deliver such Conversion Shares by the Conversion Share Delivery Date, the Company shall pay to Holder, in cash as liquidated damages and not as a penalty, $20 per Trading Day for each $1,000 of Conversion Shares subject to such delay.

4.3 Equitable Adjustment. If the Company, at any time while this Note is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue shares of capital stock by reclassification, then the Conversion Price shall be equitably adjusted based upon the proportionate increase of outstanding shares resulting from such action. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend, distribution or actual conversion and shall become effective immediately after the effective date in the case of a subdivision, conversion, combination or re-classification; provided, however, that the issuance by the Company, to any employees, directors or consultants of the Company, of any options or warrants to purchase Common Stock shall not in any event result in an adjustment of the Conversion Price pursuant to this paragraph.

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4.4 Beneficial Ownership Limitations. The Company shall not effect any conversion of the Note, and a Holder shall not have the right to convert any portion of the Note, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s “affiliates,” as such term is defined in Rule 405 under the Securities Act, and any Persons acting as a group together with such Holder or any of such Holder’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, as defined below. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining unconverted portion of the Note beneficially owned by such Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company that are subject to a limitation on conversion or exercise analogous to the limitation contained herein (including without limitation the Warrants) beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this Section and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act.

For purposes of this Section, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice delivered to Holder by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Note, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Conversion Shares upon conversion of any portion of the Note by the Holder. Upon no fewer than 61 days’ prior written notice to the Company, a Holder may increase or decrease the Beneficial Ownership Limitation provisions of this Section applicable to its conversion rights under this Note, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Conversion Shares upon conversion of this Note and the provisions of this Section shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company and shall only apply to such Holder and no other holder of a similar promissory note of the Company. The limitations contained in this paragraph shall apply to a successor holder of this Note.

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5. No Fractional Shares. No fractional shares of Common Stock shall be issuable upon conversion of this Note, or upon the payment of any interest hereunder, and the amount of such shares of Common Stock issuable shall be rounded down to the nearest whole number of shares of Common Stock.

6. Default.

  6.1 Events of Default. The occurrence of any one or more of the following events shall constitute an event of default hereunder (“Event of Default”):

(a) Maker fails to make any payment of principal when due under this Note, which failure continues for a period of five Business Days;

(b) Maker fails to make any payment of interest when due under this Note, which failure continues for a period of five Business Days;

(c) Maker fails to observe and perform any other covenant or agreement on the Maker’s part to be observed or performed under this Note, which failure continues for a period of five Business Days after notice of such failure has been delivered to Maker;

(d) Maker fails to observe and perform any of the covenants or agreements on their part to be observed or performed under any Transaction Document and such failure shall continue for more than five Business Days after notice of such failure has been delivered to Maker;

(e) the Company (on a consolidated basis with all of its Subsidiaries) fails to maintain a 2:1 ratio of (i) accounts receivable plus cash to (ii) the outstanding principal amount of the Note, as measured at the end of each month during which there is an outstanding principal amount under this Note, beginning as of April 30, 2015; provided, however, that Maker shall have a 15-day period in which to cure any default occurring under this paragraph (e) by delivering a consolidated balance sheet to Holder, certified by the Company, evidencing compliance with the above-described ratio;

(f) the Company admits in writing its inability to pay its debts generally as they become due, files a petition in bankruptcy or a petition to take advantage of any insolvency act, makes an assignment for the benefit of its creditors, consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, on a petition in bankruptcy filed against it be adjudicated a bankrupt, or files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

(g) a court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of the Company, a receiver of the Company or of the whole or any substantial part of its property, or approving a petition filed against the Company seeking reorganization or arrangement of the Company under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry thereof; or

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(h) any court of competent jurisdiction assumes custody or control of the Company or of the whole or any substantial part of its property under the provisions of any other law for the relief or aid of debtors, and such custody or control is not be terminated or stayed within 90 days from the date of assumption of such custody or control.

6.2 Notice by Maker. Maker shall notify Holder in writing as soon as practicable under the circumstances, but in any event within five days after the occurrence of any Event of Default of which Maker obtains actual knowledge.

6.3 Remedies. Upon the occurrence of any Event of Default, (i) the entire unpaid principal balance hereunder plus all interest accrued and unpaid thereon and all other sums due and payable to Holder under this Note shall, at the option of Holder, become due and payable immediately without presentment, demand, notice of nonpayment, protest, notice of protest or other notice of dishonor, all of which are hereby expressly waived by Maker and (ii) the Interest Rate on any principal balance and accrued but unpaid interest shall increase to an annual rate equal to eighteen percent (18%). To the extent permitted by law, Maker waives the right to and stay of execution and the benefit of all exemption laws now or hereafter in effect. In addition to the foregoing, upon the occurrence of any Event of Default, Holder may forthwith exercise singly, concurrently, successively or otherwise any and all rights and remedies available to Holder at law, equity or otherwise.

6.4 Remedies Cumulative, Etc. No right or remedy conferred upon or reserved to Holder under this Note, or now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of Holder, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur. No act of Holder shall be deemed or construed as an election to proceed under any one such right or remedy to the exclusion of any other such right or remedy; furthermore, each such right or remedy of Holder shall be separate, distinct and cumulative and none shall be given effect to the exclusion of any other.

6.5 Costs and Expenses. Maker will pay upon demand all reasonable costs and expenses of Holder, including reasonable attorneys’ fees, incurred by Holder in enforcing its rights and remedies hereunder. If Holder brings suit (or files any claim in any bankruptcy, reorganization, insolvency or other proceeding) to enforce any of its rights hereunder and shall be entitled to judgment (or other recovery) in such action (or other proceeding), then Holder may recover, in addition to all other amounts payable hereunder, its reasonable expenses in connection therewith, including reasonable attorneys’ fees, and the amount of such expenses shall be included in such judgment (or other form of award).

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7. Exchange or Replacement of Note.

  7.1 Exchange. At its option, Holder may in person or by duly authorized attorney surrender this Note for exchange at the office of Maker, and at the expense of Maker receive in exchange therefor a new Note in the same aggregate principal amount as the aggregate unpaid principal amount of the Note so surrendered and bearing interest at the same annual rate as the Note so surrendered, each such new Note to be dated as of the original issue date and to be in such principal amount and payable to such person or persons, or order, as such holder may designate in writing.

  7.2 Replacement. Upon receipt by Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, Maker will make and deliver a new Note of like tenor in lieu of this Note.

8. General Provisions.

  8.1 Amendments, Waivers and Consents. This Note may be amended, modified or supplemented, and waiver or consents to departures from the provisions of the Note may be given, if Maker and Holder both consent or agree in writing to the amendment, modification, waiver or consent.

  8.2 Severability. In the event that for any reason one or more of the provisions of this Note or their application to any person or circumstance shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. In addition, any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

  8.3 Assignment; Binding Effect. Maker may not assign this Note without the prior written consent of Holder. Any attempted assignment in violation of this Section shall be null and void. Subject to the foregoing, this Note inures to the benefit of Holder, its successors and assigns, and binds each of the Maker, and its successors and permitted assigns. The words “Holder” and “Maker” herein shall be deemed and construed to include such respective successors and assigns.

  8.4 Notice. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth on the signature pages hereto or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated on the signature page hereto (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

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8.5 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note will be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the conflicts-of-law principles thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Hennepin County, Minnesota. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Hennepin County, Minnesota, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

8.6 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH MAKER AND HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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In Witness Whereof, Maker has executed and delivered this Note as of the date first stated above.

MAKER

CREATIVE REALITIES, INC.

By:	/s/ John Walpuck
John Walpuck
Chief Financial Officer

BROADCAST INTERNATIONAL, Inc.

By:	/s/ John Walpuck
John Walpuck
Chief Financial Officer

CREATIVE REALITIES, LLC

By:	/s/ John Walpuck
John Walpuck
Chief Financial Officer

WIRELESS RONIN TECHNOLOGIES CANADA, INC.

By:	/s/ John Walpuck
John Walpuck
Chief Financial Officer

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EXHIBIT A

CREATIVE REALITIES, INC.

SECURED CONVERTIBLE PROMISSORY NOTE

CONVERSION NOTICE

To Whom It May Concern:

The undersigned holder of this Note hereby exercises the option to convert this Note, plus accrued and unpaid interest, in whole or in part as set forth below, into shares of common stock of Creative Realities, Inc., a Minnesota corporation, in accordance with the terms of the Secured Convertible Promissory Note, dated February 18, 2015, and directs that the shares issuable and deliverable upon the conversion be issued in the name of and delivered to the undersigned unless a different name has been indicated below.

Dated: _________________________

Amount of principal to be converted: $ __________________________

Amount of accrued but unpaid interest: $__________________________

If shares are to be issued otherwise than to owner, please provide the Tax Identification Number of Transferee: __________________________

___________________________________

Signature of Holder

(If applicable, please print name and address of transferee (including zip code))

__________________________

__________________________

__________________________

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